ASSET PURCHASE AGREEMENT

THIS AGREEMENT entered into this 13th  day of MAY, 2011, by and between:

ECOfluid Systems Inc., a British Columbia, Canada Corporation, located at #209 – 5589 Byrne Road, Burnaby, B.C., Canada. V5J 3J1

                                                                                               (“ECO”)

Karel V. Galland, the principal owner, of #209 – 5589 Byrne Road, Burnaby, B.C., .V5J 3J1

                                                                                                               ("KVG”)

                     (ECO and KVG collectively referred to as the “Vendors”)

AND:

Karel V. Galland, the principal owner, of #209 – 5589 Byrne Road, Burnaby, B.C.

Canada. V5J 3J1

                                                                                 (“INDEMNITOR”)

AND:

SILICON SOUTH INC. (To be known as Alpha Wastewater Inc.), a Nevada, USA Public Corporation Registered extra-provincially in British Columbia and located at Suite1500-701 West Georgia Street, Vancouver, B.C.V7Y 1C6.

                                                                                                                       (“PURCHASER”)

WHEREAS:

A.

ECO is the assignee of a United States patent filed under patent number US 7,270,750 B2, dated September 18, 2007, more particularly identified and described in Schedule “A” (the “US Patent”).

B.

ECO is the registrant of a trade mark, “USBF”, registered in the Canadian Intellectual Property Office under Reg. No. TMA563, 928, File No. 1035867 and in the United States Patent and Trademark Office under Reg No. 2,787,937, for mechanical, chemical and biological wastewater purification and treatment units, referred to as USBF, more particularly identified in Schedule “B” (the “USBF Trademark”).

C.

The US Patent and the USBF Trademark are used in the context of wastewater treatment technology (the “Wastewater Treatment Technology”).

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D.

KVG has further refined and improved upon the Wastewater Treatment Technology, in addition to the specifications described in the US Patent subsequently to the date of registration of the US Patent (the “Improvements to the Future Wastewater Treatment Technology”).

E.

KVG is also the principal shareholder of ECO and has agreed to indemnify the Purchaser in respect to any of the Vendors’ ECO warranties, representations and covenants described in the agreement.

F.

KVG has agreed act as a consultant to the Purchaser, on terms and conditions described in the agreement attached as Schedule “C” (the “Consulting Service Agreement”).

G.

            The Purchaser has agreed to license to the Vendor exclusive use of the US Patent and use of the USBF Trademark in North America, including the State of Hawaii, Central America and the Caribbean, pursuant to the agreement attached as Schedule “D” (the “Licensing Agreement”).

H.

The Purchaser is a public company incorporated in the State of Nevada, United States of America, registered in British Columbia as an extra-provincial company, and registered as a HST/GST registrant under the laws of Canada.

I.

The Vendors have agreed to sell, and the Purchaser has agreed to purchase the US Patent(s), the USBF Trademark(s (collectively the "Vendors’ Patent(s) and Trademark(s)”) and, subject to certain exceptions hereinafter enumerated, on the terms and subject to the conditions hereinafter provided.

THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants, agreements, representations, warranties and payments hereinafter contained, the parties hereto covenant and agree as follows:

1.

DEFINITIONS

1.1

For the purposes of t his Agreement, the following terms are defined as follows:

(a)

“Excluded Assets” means all contracts made by the Vendors, or either of them, in connection with wastewater treatment projects within the Exclusive Territory defined in the License Agreement, all Improvements and all New Technology;

(b)

“Exclusive Territory” means the Exclusive Territory defined in the License Agreement;

(c)

“HST” means the Harmonized Sales Tax applicable in British Columbia;

(d)

“Improvements” means all improvements, modifications and variations of the technology described in Vendors’ Patent(s) and Trademark(s);

(e)

“License Agreement” means the license agreement made effective the 13th day of May, 2011, between the Purchaser and ECO;

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(f)

“New Technology” means all wastewater treatment technology developed or owned by the Vendors, or either of them, other than the technology described in the Vendors’ Patent(s) and Trademark(s);

2.

PURCHASE AND SALE OF ASSETS

2.1

Description of Assets to be Purchased.

Upon the terms and subject to the conditions hereof:

(a)

ECO agrees to sell, assign and transfer to the Purchaser, and the Purchaser agrees to purchase from ECO, the Vendors’ Patent(s) and Trademark(s) together with relevant original documents, schematics, engineering renderings and/or any other technical data, including in electronic form or otherwise used in connection with the Vendors’ Patent(s) and Trademark(s); if and where available and in Vendor’s possession;

(b)

The benefit of all contracts of the Vendors and forward commitments to license and assign the Vendors’ Trademark(s) and Patent(s) to any third party, whether written or oral, except as to the Exclusive Territory defined in the Licensing Agreement;

(c)

The goodwill associated with the Vendors’ Patent(s) and Trademark(s), and the exclusive right of the Purchaser to use the name, "USBF" or any associated logo and/or symbol of any kind, or any variation thereof except in the Exclusive Territory defined in the Licensing, Agreement (the "Goodwill and Intangible Property"),

all of which are collectively called the "Assets".

3.

PURCHASE PRICE AND ALLOCATION

3.1

Purchase Price for the Vendors’ Patent and Trademark.

The purchase price payable by the Purchaser to the Vendors for the Vendors’ Patent and Trademark shall be the sum of ONE MILLION FIFTY THOUSAND DOLLARS ($1,050,000.00 USD) (the "Purchase Price") and shall be allotted as follows:

a.

To the Vendors Patent(s) and Trademark(s), the sum of FIVE HUNDRED THOUSAND DOLLARS $500,000.00 (USD);

b.

To the Goodwill and Intangible Property, the sum of FIVE HUNDRED AND FIFTY THOUSAND DOLLARS ($550,000.00 USD) for the Goodwill and Intangible Property.

4.

PAYMENT OF THE PURCHASE PRICE

.1

The Purchase Price, namely the sum of ONE MILLION FIFTY THOUSAND DOLLARS ($1,050,000.00 USD) payable by the Purchaser to ECO, shall be payable as follows:

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(a)

The amount of ONE MILLION ($1,000,000.00 USD), on the date specified in paragraph 3.2 (the "Completion Date"), payable to the Vendors' solicitor, or the Vendors, by solicitor's trust cheque or Purchasers bank draft and to be released to the Vendors' solicitor or the Vendors, at the time of closing and FIFTY THOUSAND DOLLARS ($50,000USD) on or before December 30, 2011 for currency exchange adjustments.

4.2

The Completion Date shall be, May 13th, 2011 or any later date as the parties might agree to in writing.

5.

REPRESENTATIONS AND WARRANTIES OF THE VENDORS

The Vendors represent and warrant to the Purchaser as follows, with the intent that the Purchaser shall rely thereon in entering into this agreement, and in concluding the purchase and sale contemplated by this agreement.

5.1

Authority to sell.

The execution and delivery of this agreement and the completion of the transaction contemplated hereby has been duly and validly authorized by all necessary action on the part of the Vendors, and this agreement constitutes a legal, valid and binding obligation of the Vendors enforceable against the Vendors in accordance with its terms except as may be limited by laws of general application affecting the rights of creditors.

5.2

Sale Will Not Cause Default.

Neither the execution nor delivery of this agreement, nor the completion of the purchase and sale contemplated by this agreement will:

a.

Violate any order, decree, statute, by-law, regulation, covenant, restriction applicable to the Vendors or any of the Assets;

b.

Give any person the right to terminate, cancel or remove any of the Assets; or

c.

Result in any fees, duties, taxes, assessments or other amounts relating to any of the Assets becoming due or payable other than HST payable by the Purchaser in connection with purchase and sale.

5.3

Assets.

The Vendors own, possesses and has good and marketable title to the Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever.

5.4

Litigation.

There is no litigation or administrative or governmental proceeding or inquiry pending, or to the knowledge of the Vendors, threatened against or relating to the Vendors, or any of the Assets,

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nor does the Vendors know of, or have reasonable grounds, that there is any basis for any such action, proceeding or inquiry.

5.5

Conformity with Laws.

The Vendors’ Patent(s) and Trademark(s), and all governmental licenses and permits used and necessary in connection therewith have been obtained and, as of the Completion Date, are in good standing and such conduct and uses are not in breach of any statute, by-law, regulation or covenant.

5.6

Canadian Resident.

The Vendors are resident in Canada within the meaning of the Income Tax Act (Canada).

5.7       No Undisclosed Trademarks and/or Patents

Other than the US Patent and USBF Trademark, the Vendors warrant and represent that:

(a)

there are no further undisclosed trademarks and/or patents owned by the Vendors in association with the US Patent and USBF Trademark; and

(b)

the Vendors have a ‘grand-fathered’ agreement with ADOS sro, Jevicko, Czech Republic by which ADOS have an unlimited, fee-free right to utilize the technology covered by the US Patent for their contribution to the Patent and are continuing to carrying on business in Eastern Europe.

(c)

San Jose Aquadocs Pte Ltd of Singapore has been granted a non-transferrable, non-sub-licensable license to utilize the technology covered by the Patent in India and Bangladesh. The License shall be assigned to the Purchasers at closing or any date thereafter.

5.8

Disclaimer of Warranties

The Vendors make no warranty, implied or express, including without limitation, any warranties of merchantability or fitness for any particular purpose, with respect to the US Patent and USBF Trademark. The Vendors also make no express or implied warranty, representation or covenant that the use of the US Patent and USBF Trademark will not infringe any patents, copyright, trademark, trade secret or other right of any party. The Vendors shall have no obligation to indemnify the Purchaser or any customers with respect to claims of the same.

6.

COVENANTS OF THE VENDORS AND INDEMNITOR

6.1

Procure Consents.

The Vendors shall diligently take all reasonable steps required to cooperate with the Purchaser so that it can obtain all consents to the assignment of the US Patent(s) and USBF Trademark(s), and any other of the Assets for which consent is required.

6.2

Covenant of Indemnity.

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The Vendors and Indemnitor will, jointly and severally, indemnify and hold harmless the Purchaser from and against:

a.

any and all liabilities, whether accrued, absolute, contingent or otherwise, arising from or in connection with the ownership or use of the Vendors’ Patent(s) and Trademark(s) existing at the time of closing and known to the Vendors and which are not agreed to be assumed by the Purchaser pursuant to this agreement;

b.

any and all damage or deficiencies resulting from any misrepresentation, breach of warranty or non-fulfillment of any covenant on the part of any of the Vendors under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Purchaser hereunder; and

c.

any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incident to any of the foregoing.

6.3 Terms of Release of Indemnitor of Covenant of Indemnity.

The Indemnitor shall be released of any obligations described in article 5.2, one (1) year after the date of execution of this Agreement.

In the event that the Indemnitor resigns as a director and officer of ECOfluid Systems Inc., sells and/or transfers all of his shares of ECOfluid Systems Inc., the Indemnitor shall be released of any obligations described in Article 6.2.

6.4

Indemnitor to Enter into Consulting Services Agreement

The Indemnitor agrees to enter into a Consulting Services Agreement with the Purchaser, effective on the Completion Date.

6.5

Covenant to Make Available and Disclose Improvements to Any and All Future Wastewater Treatment Technology

The Vendors covenant to make available and disclose to the Purchaser all documents, material, engineering schematics and any other data, whether in electronic form or not, in respect to any and all Improvements.

6.6

Covenant Not to Carry on Business Except Where Licensed

The Vendors covenant not to carry on any business, or be associated in any way, with any business that may infringe upon the Vendors’ Patent(s) and Trademark(s), except pursuant to the terms and conditions described in the License Agreement.

7.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

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The Purchaser represents and warrants to the Vendors as follows, with the intent that the Vendors shall rely thereon in entering into this agreement, and in concluding the purchase and sale contemplated herein.

7.1

Authority to Purchase.

The execution and delivery of this agreement and the completion of the transaction contemplated hereby has been duly and validly authorized by all necessary action on the part of the Purchaser, and this agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms except as limited by laws of general application affecting the rights of creditors.

7.2

Purchaser to Exercise Diligence to Complete Purchase.

The Purchaser shall exercise due diligence to complete the purchase of the Assets as contemplated by the terms of this agreement.

7.3

Purchaser Duly Incorporated and Validly Existing

The Purchaser is duly incorporated and validly existing in the State of Nevada and is registered as an extra-provincial corporation in the Province of British Columbia and is in good standing with respect to the filing of reports with the Registrar of Companies for the Province of British Columbia.

7.4

Covenant Not to Carry on Business within Vendor’s Territory

The Purchaser covenants not to carry on any business, or be associated in any way, with any business that may infringe upon the Vendors’ Patent(s) and Trademark(s) within the Vendor’s Exclusive Territory, except as may be agreed upon between the Vendors and purchaser.

8.

COVENANTS OF THE PURCHASER

8.1

Harmonized Sales Tax.

The Purchaser shall be liable for and shall pay all provincial and federal sales taxes and registration charges and transfer fees properly payable upon and in connection with the sale and transfer of the Assets by the Vendors to the Purchaser.

8.2.

Purchaser to indemnify Vendors if Purchaser Defaults.

The Purchaser shall indemnify and save harmless the Vendors, and each of them, from and against all expenses, damages, debts, claims and liabilities suffered or sustained by the Vendors, or either of them:

(a)

as a result of default by the Purchaser of any proviso or obligation under this agreement; and

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(b)

arising from or in connection with sale, assignment or licensing of the Vendors’ Patent(s) and Trademark(s), or arising from or in connection with the modification, sale, lease or use of the technology described in the Vendors’ Patent(s) and Trademark(s).

8.3

Purchaser to Enter into Licensing Agreement

The Purchaser agrees to enter into the License Agreement with ECOfluid Systems Inc. on the Completion Date.

9.

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND

  COVENANTS

9.1

Vendors’ and Indemnitor's Joint and Several Representations, Warranties and

    Covenants.

All representations, warranties, covenants and agreements made by the Vendors and Indemnitor in this agreement or pursuant hereto shall, unless otherwise expressly stated, survive the time of closing and any investigation at any time made by or on behalf of the Purchaser shall continue in full force and effect for the benefit of the Purchaser for a period of one (1) year after the Completion Date.

9.2

Purchaser's Representations, Warranties and Covenants.

All representations, warranties, covenants and agreements made by the Purchaser in this agreement or pursuant hereto shall, unless otherwise expressly stated, survive the time of closing.

10.

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE

  PURCHASER

All obligations of the Purchaser under this agreement are subject to the fulfillment at or prior to the time of closing of the conditions hereinafter enumerated.

10.1

Vendors’ and Indemnitor's Joint and Several Representations and Warranties.

The Vendors’ and Indemnitor's joint and several representations and warranties contained in this agreement and in any certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true at and as of the time of closing as if such representations and warranties were made at and as of such time.

10.2

Vendors’ Covenants.

The Vendors shall have performed and complied with all agreements, covenants and conditions required by this agreement to be performed or complied with by it prior to or at the time of closing.

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10.3

Assignment of Patents and Trademarks.

The Purchaser, at its option, shall have received at its own expense confirmation that the Trademark(s) and Patent(s), have been assigned to the Purchaser and, if required, registered in the appropriate jurisdiction of where that trademark or patent as been registered, on terms and conditions acceptable to the Purchaser, acting reasonably.

The foregoing conditions are for the exclusive benefit of the Purchaser and any such condition may be waived in whole or in part by the Purchaser at or prior to the time of closing by delivering to the Vendors a written waiver to that effect signed by the Purchaser.

11.

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE

  VENDORS

All obligations of the Vendors under this agreement are subject to the fulfillment, prior to or at the time of closing, of the conditions hereinafter enumerated.

11.1

Purchaser's Representations and Warranties.

The Purchaser's representations and warranties contained in this agreement shall be true at and as of the time of closing as though such representations and warranties were made as of such time.

11.2

Purchaser's Covenants.

The Purchaser shall have performed and complied with all covenants, agreements and conditions required by this agreement to be performed or complied with by it at or prior to the time of closing.

11.3

Licensing Agreement.

The Purchaser shall have entered into the Licensing Agreement with ECOfluid Systems.

11.4

Consents of Third Parties.

All consents or approvals required to be obtained by the Vendors for the purpose of selling, assigning or transferring the Assets have been obtained, provided that this condition may only be relied upon by the Vendors if the Vendors have diligently exercised their best efforts to assist the Purchaser to procure all such consents or approvals and the Purchaser has not waived the need for all such consents or approvals.

Each of the foregoing conditions are for the exclusive benefit of the Vendors and any such condition may be waived in whole or in part by the Vendors at or prior to the time of closing by delivering to the Purchaser a written waiver to that effect signed by the Vendors.

12.

CLOSING

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12.1

Time of Closing.

Subject to the terms and conditions hereof, the purchase and sale of the Assets shall be completed at a closing to be held at 3PM, local time in the City of Vancouver, at the office of the Purchaser, on the Completion Date, or at such other time and date as shall be agreed upon in writing between the parties hereto ("the time of closing").

12.2

Documents to be Delivered by the Vendors.

At the time of closing, the Vendors shall deliver or cause to be delivered to the Purchaser all deeds of conveyance, bills of sale, transfer and assignments in form and content satisfactory to the Purchaser, including but not limited to, assignment of the US Patent and the USBF Trademark, appropriate to effectively vest a good and marketable title to the Assets in the Purchaser to the extent contemplated by this agreement, and immediately registerable, at the option of the Purchaser, in all places where registration of such instruments is required or applicable.

12.3

HST/GST Joint Election Form 44

All parties to this Agreement will jointly execute al HST/GST Form 44 to negate any HST/GST as may be applicable in the sale and purchase of the Assets.

12.4

Possession of Assets

The Vendors shall grant to the Purchaser possession of the Assets at the time of closing.

12.5

Documents to be Delivered by the Purchaser.

At the closing, the Purchaser shall deliver or cause to be delivered to the Vendor or Vendors' solicitor a certified cheque, banker's draft or solicitor's trust cheque payable to the Vendor or Vendors' solicitor, in trust, for the amount described in paragraph 3.1 at the time of closing;

13.

FURTHER ASSURANCES

13.1

The parties hereto shall execute such further and other documents and do such further and other things as may be reasonably necessary to carry out and give effect to the intent of this agreement.

13.2

As the Purchaser may request, the Vendors shall execute in a timely manner any necessary documents prepared at the Purchaser’s expense in order to complete and effect registration of transfer of the US Patent, the USBF Trademark and the Future Wastewater Treatment Technology with any appropriate governmental authority in any jurisdiction in the world including, but not limited to, the United States of American and Canada.

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14.

NOTICE

All notices required or permitted to be given thereunder shall be in writing and personally delivered to the address of the intended recipient set forth on the first page hereof or at such other address as may from time to time be notified by any of the parties hereto in the manner herein provided.

15.

OBLIGATIONS OF VENDORS JOINT AND SEVERAL

15.1

ECO and KVG each have granted to the Purchaser certain warranties and representations described in Article 4, each have given certain covenants, described in Article 5, and KVG has agree to enter into the Consulting Services Agreement  described in Article 5.3. ECO and KVG agree that all the warranties, representations in this Agreement and the Consulting Agreement, are joint and several.

16.

RIGHT OF FIRST REFUSAL

16.1

For a period of Three (3) years from the Completion Date, KVG shall not sell, transfer, or otherwise convey any of the shares and/or assets of ECO to any third party without first offering to the Purchaser an exclusive right to purchase any of its shares and/or assets upon identical terms and conditions that any third party may offer to purchase the shares and/or assets of ECOfluid Systems Inc..

16.2

In the event that the Purchaser elects to purchase the shares of ECOfluid Systems Inc., KVG agrees to enter into a share purchase agreement with the Purchaser on identical terms and conditions and with warranties and representations customarily used in similar commercial share purchase transactions.

16.3

The right of first refusal shall not be applicable in the event any existing employee(s) of ECOfluid Systems Inc. wishes to purchase the shares of ECOfluid Systems Inc. and KVG agrees to sell to the said employee(s).

17.

ENTIRE AGREEMENT

17.1

This Agreement, Technology Transfer Licensing Agreement, the Consulting Services Agreement, Share Transfer Agreement and any closing documents to effect this transaction, constitute the entire agreement between the parties and there are not representations or warranties, express or implied, statutory or otherwise and no agreements collateral hereto other than as expressly set forth or referred to herein.

18.

TIME OF THE ESSENCE

Time shall be of the essence of this agreement.

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19.

APPLICABLE LAW

This agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia.

20.

SUCCESSOR AND ASSIGNS

This agreement shall enure to the benefit of and binding upon the parties hereto and their respective successors and assigns.

21.

CAPTIONS

The captions appearing in this agreement are inserted for convenience of reference only and shall not affect the interpretation of this agreement.

22.

SIGNING BY COUNTERPART

This agreement may be signed in two or more counterparts, each of which will be deemed to be an original and all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.

SIGNED, SEALED AND DELIVERED

)

IN THE PRESENCE OF:

)

)

ECOfluid Systems Inc.

____________________________

)

by its authorized signatory

Witness

)

____________________________

)

Address

)

__________________________

_____________________________

)

/s/ Karel V. Galland

Occupation

)

SIGNED, SEALED AND DELIVERD

)

IN THE PRESENCE OF:

)

)

________________________________

)

_____________________________

Witness

)

/s/ Karel V. Galland

________________________________

)

Address

)

________________________________

)

Occupation

)

SIGNED, SEALED AND DELIVERED

)

IN THE PRESENCE OF:

)

)

Silicon South Inc.

_______________________________

)

by its authorized signatory

Witness

)

_______________________________

)

Address

)

____________________________

______________________________

)

/s/ Brian L. Hauff

Occupation

)

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Schedule “A”

United States Patent 7,270,750 B2 dated September 18, 2007 assigned to ECOfluid Systems Inc.

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Schedule “B”

 “USBF”, registered in the Canadian Intellectual Property Office under Reg. No. TMA563, 928, File No. 1035867 and in the United States Patent and Trademark Office under Reg No. 2,787,937, for mechanical, chemical and biological waste water purification and treatment units, referred to as USBF, (the “USBF Trademark”).

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Schedule “C”

Consulting Services Agreement between Silicon South Inc. and Karel V. Galland and ECOfluid Systems Inc.

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Schedule “D”

Technology Transfer License Agreement between Silicon South Inc. and ECOfluid Systems Inc.

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